Exhibit 15.2

FANGDA PARTNERS

上海 Shanghai•北京 Beijing•深圳 Shenzhen•香港 Hong Kong

http://www.fangdalaw.com

上海市南京西路1266号	电子邮件	E-mail:	email@fangdalaw.com
恒隆广场1期32楼	电 话	Tel.:	86-21-2208-1166
邮政编码：200040	传 真	Fax:	86-21-5298-5599
	文 号	Ref.:	14GC0038
32/F, Plaza 66 Tower 1
1266 Nan Jing West Road
Shanghai 200040, PRC

To:

YY Inc.

Building 3-08, Yangcheng Creative Industry Zone

No. 309 Huangpu Avenue Middle

Tianhe District

Guangzhou 510655

The People’s Republic of China

March 17, 2014

Re:                             2013 Year-End Audit of YY Inc.

Dear Sirs,

We consent to the reference to our firm under the headings “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—B. Business Overview—PRC Regulation,” and “Item 5. Operating and Financial Review and Prospects—A. Operating Results—Critical Accounting Policies” in YY Inc.’s Annual Report on Form 20-F for the year ended December 31, 2013, which will be filed with the Securities and Exchange Commission (the “SEC”). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2013.

Yours sincerely,

/s/ Fangda Partners
Fangda Partners